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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       SALOMON SMITH BARNEY HOLDINGS INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                                    DELAWARE
         (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                   22-1660266
                      (I.R.S. EMPLOYER IDENTIFICATION NO.)

    388 GREENWICH STREET                                      10013
    NEW YORK, NEW YORK
   (ADDRESS OF PRINCIPAL                                    (ZIP CODE)
     EXECUTIVE OFFICES)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement number to which this form relates:
333-38931

Securities to be registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED

Call Warrants on the 1998 TEN+(SM) Index    Chicago Board Options Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)


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ITEM 1.      DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary Information - Q&A," "Risk Factors" and "Description of the Warrants" on pages S-3 through S-8, S-8 through S-17 and S-22 through S-32, respectively, of the registrant's Prospectus Supplement, Subject to Completion, dated June 16, 1998 (Registration No. 333-38931), which information is hereby incorporated herein by reference and made part of this application in its entirety.

ITEM 2.      EXHIBITS.

                  99 (A). Prospectus Supplement, Subject to Completion, dated June 16, 1998, incorporated by reference to the registrant's filing under Rule 424(b), dated June 17, 1998.

                  99 (B).  Form of Warrant.

                  99 (C). Form of Warrant Agreement among Salomon Smith Barney Holdings Inc., Citibank, N.A. , as warrant agent, and Smith Barney Inc., as determination agent.

                  Other securities issued by Salomon Smith Barney Holdings Inc. are listed on the Chicago Board Options Exchange.
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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                            Salomon Smith Barney Holdings Inc.
                                             (Registrant)



Date: July 16, 1998                           By: /s/Mark I. Kleinman
                                                  Name:   Mark I. Kleinman
                                                  Title:  Deputy Treasurer



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                                INDEX TO EXHIBITS

     Exhibit No.                  Exhibit

         99(A). Prospectus, Subject to Completion, dated June 16, 1998, incorporated by reference to the registrant's filing under Rule 424(b), dated June 17, 1998.

         99(B).   Form of Warrant.

         99(C). Form of Warrant Agreement among Salomon Smith Barney Holdings Inc., Citibank, N.A. , as warrant agent, and Smith Barney Inc., as determination agent.